                                                       EX-99.B(j)invconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 2 to Registration Statement No. 333-64172 on Form N-1A of
Waddell & Reed InvestEd Portfolios, Inc. of our report dated February 8,
2002 appearing in the Annual Report of Growth Portfolio, Balanced
Portfolio, and Conservative Portfolio, comprising Waddell & Reed InvestEd
Portfolios, Inc. for the period October 1, 2001 (commencement of operations) through December 31, 2001, in the Statement of Additional
Information, which is part of such Registration Statement, and to the reference to us under the caption "Custodial and Auditing Services" in such
Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
September 16, 2002